EXHIBIT 99.1

DynTek Receives $3 Million in Additional Funding

From Lloyd I. Miller III

Irvine, CA — September 27, 2006 — DynTek, Inc. (OTCBB: DYNK), a leading provider of professional technology services, today announced completion of financing resulting in aggregate net proceeds to the Company of approximately $3 million.

Under the financing agreement, the Company amended its previous Note Purchase Agreement with Lloyd I. Miller III, pursuant to which the Company has issued to Mr. Miller Junior Secured Convertible Notes in the aggregate principal amount of $4 million, and issued to Mr. Miller an additional Junior Secured Convertible Note in the principal amount of $3 million on substantially the same terms. The interest rate for the additional Junior Secured Convertible Note is 10% per annum if paid in cash, or 14% per annum if paid in kind, which is at DynTek’s election through June 30, 2009. Principal will be payable at the maturity date of March 1, 2011 and interest will be payable quarterly in arrears beginning September 30, 2006. The additional Junior Secured Convertible Note may be converted into common stock of the Company at any time at the election of the holder at the conversion price of $0.20 per share of common stock.

“The completion of this additional funding will allow us to continue strategic acquisitions in alignment with DynTek’s vision of both regional and practice solution density.” said Casper Zublin, Jr., DynTek’s chief executive officer.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein. These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About DynTek

DynTek is a leading provider of professional technology services to mid-market customers, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide. The company offers technology practices in IT security, advanced network infrastructure, voice over internet protocol (“VOIP”), and access infrastructure. DynTek’s multi-disciplinary approach allows our clients to turn to a single source for their most critical technology requirements. For more information, visit www.dyntek.com.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; the ability to finance and sustain operations, including the ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; the ability to raise equity capital in the future; the ability to achieve profitability despite historical losses from operations; the ability to maintain business relationships with IT product vendors and the ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; the ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; the ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2005, our Quarterly Reports on Form 10-Q filed on November 14, 2005, February 21, 2006, and May 22, 2006, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.